Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
July 27, 2005		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 2nd Quarter 2005 Results
Total Assets Reach a Record $692 Million. Net Income up 65%
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ: ABVA) today reported financial results for the second quarter 2005 and its twentieth consecutive quarterly profit. For the quarter ended June 30, 2005, the Company reported earnings of $1.1 million, a 65.3% increase over the second quarter 2004 results. On a year- to- date basis, net income was $1.8 million for the first half of 2005 or 35.2% greater than the 2004 results of $1.3 million.
Thomas A. Young, Jr., President and Chief Executive Officer of Alliance Bankshares, said, “It is clear that our core banking strategies are effective. Total assets, total loans and total deposits reached record levels in the quarter. Our business model, which seeks quality loan and deposit relationships, continues to be effective. Furthermore, our net interest margin continues to improve through expansion of our loan portfolio and recent increases in the prime interest rate.”
Total assets eclipsed the $600 million reaching a record $692.0 million as of June 30, 2005, which represents a $206.6 million or 42.6% increase over the June 30, 2004 level of $485.4. We have experienced loan growth of $105.3 million over the past year with loans growing from $151.3 million as of June 30, 2004 to a record $256.6 million as of June 30, 2005. The organization remains committed to strong credit quality resulting in nominal net charge-offs and very low levels of past due loans. The deposit initiatives undertaken by the Bank continue to generate strong results with total deposits reaching $544.7 million as of June 30, 2005 or an increase of $168.8 million over the June 30, 2004 level of $375.9 million. Investment securities grew to $232.4 million as of June 30, 2005 or $32.4 million greater than the June 30, 2004 level of $200.0 million.
We also remain committed to achieving positive results for the mortgage banking unit. Alliance Home Funding generated a pre tax loss of $58 thousand in the second quarter which is a significant improvement over the first quarter pre tax loss of $450 thousand. Alliance Home Funding President, Frank H. Grace, III said, “Our business process changes along with strong second quarter production from our sales staff have led to the positive improvement of the unit.” He further commented, “Alliance Home Funding is a long-term ingredient to Alliance Bankshares full service financial services platform.”

Earnings per share, diluted amounted to $.21 for the second quarter of 2005 compared to $.13 for the same period in 2004. On a year- to- date basis, earnings per share, diluted for the first six months of 2005 were $.35 compared to $.28 for the first six months of 2004.
“We are particularly pleased with the strong performance of our core banking unit,” said Harvey E. Johnson, Jr., Chairman of the Board of Directors. “Our performance this quarter reaffirms our strong believe that Alliance Bankshares has a winning combination: great people, a great business model and a great market,” said Chairman Johnson.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create, implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
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ALLIANCE BANKSHARES CORPORATION
Balance Sheets

	June 30,	December 31,	June 30,
	2005*	2004	2004*

(Dollars in thousands, except per share)
ASSETS

Cash and due from banks	$40,783	$ 29,467	$24,850
Federal funds sold	136,484	1,139	74,863
Investment securities available-for-sale, at fair value	232,329	209,041	199,922
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	19,981	24,746	27,072
Loans, net of unearned discount and fees	256,567	209,204	151,307
less: allowance for loan losses	(2,868)	(2,300)	(1,643)

Loans, net	253,699	206,904	149,664

Premises and equipment, net	2,252	2,156	1,990
Other assets	6,408	6,167	6,889

TOTAL ASSETS	$692,036	$479,720	$485,350

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$267,230	$128,287	$162,105
Interest-bearing deposits	277,505	227,404	213,833

Total deposits	544,735	355,691	375,938

Repurchase agreements, federal funds purchased and other borrowings	66,430	45,352	35,300
Federal Home Loan Bank advances	20,000	20,000	20,000
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	1,976	1,745	1,597
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	643,451	433,098	443,145

STOCKHOLDERS’ EQUITY	48,585	46,622	42,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$692,036	$479,720	$485,350

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Six Months	Six Months
	June 30,	June 30,	June 30,	June 30,
	2005*	2004*	2005*	2004*

(Dollars in thousands, except per share)

INTEREST INCOME:
Loans	$4,222	$2,250	$7,846	$4,080
Investment securities	2,373	1,989	4,528	4,025
Federal funds sold	367	125	570	214

Total interest income	6,962	4,364	12,944	8,319

INTEREST EXPENSE:
Deposits	1,762	1,194	3,279	2,309
Purchased funds and other borrowings	836	406	1,421	806

Total interest expense	2,598	1,600	4,700	3,115

Net interest income	4,364	2,764	8,244	5,204
Provision for loan losses	365	135	577	220

Net interest income after provision for loan losses	3,999	2,629	7,667	4,984

OTHER INCOME:
Deposit account service charges	41	47	90	87
Gain on sale of loans	1,159	1,548	1,783	2,677
Net gain (loss) on sale of securities	22	18	(5)	295
Net gain on trading activities	—	9	—	31
Other operating income	75	48	149	119

Total other income	1,297	1,670	2,017	3,209

OTHER EXPENSES:
Salaries and employee benefits	1,973	1,936	3,919	3,680
Occupancy expense	363	323	659	614
Equipment expense	247	175	434	332
Operating expenses	1,353	1,005	2,615	1,894

Total other expenses	3,936	3,439	7,627	6,520

INCOME BEFORE INCOME TAXES	1,360	860	2,057	1,673
Income tax expense	271	201	298	372

NET INCOME	$1,089	$659	$1,759	$1,301

Net income per common share, basic	$0.23	$0.14	$0.37	$0.30

Net income per common share, diluted	$0.21	$0.13	$0.35	$0.28

Weighted average number of shares, basic	4,796,050	4,751,878	4,795,915	4,309,095

Weighted average number of shares, diluted	5,084,547	5,101,106	5,094,188	4,680,074

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Statistical Information

	June 30,	June 30,
	2005*	2004*

(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended:
Earnings per share, basic	$0.23	$0.14
Earnings per share, diluted	0.21	0.13
Return on average assets	0.75%	0.61%
Return on average equity	9.27%	6.16%
Net interest margin**	3.32%	2.90%

For The Six Months Ended:
Earnings per share, basic	$0.37	$0.30
Earnings per share, diluted	0.35	0.28
Return on average assets	0.65%	0.65%
Return on average equity	7.55%	7.24%
Net interest margin **	3.34%	2.93%

Growth Statistics:***
Loan Growth	22.6%	27.4%
Asset Growth	44.3%	36.1%
Deposit Growth	53.1%	35.8%
Non-Interest Bearing Deposits/Total Deposit	49.1%	43.1%

Credit Quality Ratios:****
Allowance for loan losses to total loans	1.12%	1.09%
Allowance for loan losses to non-accrual loans	NM	16.4 X
Allowance for loan losses to nonperforming assets	1.7 X	16.4 X
Nonperforming assets to total assets	0.25%	0.02%
Net chargeoffs to average loans	0.00%	0.01%

Capital Information:
Book value per share	$10.13	$8.87
Tier I risk-based capital ratio	17.1%	20.1%
Total risk-based capital ratio	18.0%	20.8%
Leverage capital ratio	10.4%	10.8%
Total equity to total assets ratio	7.0%	8.7%

*	Unaudited financial results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.

***	Growth from the preceding year end.

****	Nonperforming assets are defined as non-accrual loans, impaired loans, and loans past due 90 days or more and still accruing interest. The allowance for loan losses includes a specific allocation for impaired loans.

NM =	Not Meaningful